Exhibit (k)(1)


American                                                          40 Wall Street
Stock Transfer & Trust                                        New York, NY 10005
         company                                                    212-916-1100
                                                               Fax: 718-236-4588

                                                    WRITER'S DIRECT DIAL NUMBER:

                  713 921 8286



December 28, 1999

Gary Levine
Corporate Treasurer
Bancroft Convertible Fund
65 Madison Avenue
Morristown, NJ 07960

Dear Gary:

This is to confirm our earlier phone message that American Stock Transfer & Trust Company will provide complete Registrar and Transfer services for a flat monthly fee of $1000.00. There will be no additional charges associated with your special December dividend disbursement other than standard out of pockets.

We look forward to the opportunity to work with your company and we can assure you that we will do everything in our power to merit your goodwill and confidence.

Sincerely,

American Stock Transfer
& Trust Company

/s/ Mark Horowitz

Mark Horowitz
Executive Vice President

American
Stock Transfer & Trust
         company



         The following services are included in American Stock Transfer Company's flat monthly fee:

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CERTIFICATES
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     .    issuing and registering all stock certificates.
     . Issuing stock options through the DWAC system. Optionees' accounts at brokerage houses are credited the same day that instructions are received.
     .    Processing legal transfers and transactions requiring special handling
     .    Mailing certificates to shareholders as a result of transfers.
     .    Providing daily reports of processed transfers.

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ACCOUNT MAINTENANCE
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     .    Opening new accounts, consolidating and closing shareholder accounts.
     .    Maintaining all shareholder accounts.
     .    Processing address changes.
     .    Placing, maintaining and removing stop transfers.
     .    Posting all debit and credit certificate transactions.
     .    Social Security solicitation.
     .    Providing a general 800 number for shareholder inquiries.
     . Handling shareholder and broker inquiries, including Internet correspondence.
     .    Responding to requests for audit confirmations.

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CASH DISTRIBUTION PAYMENTS
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     .    Preparing and mailing checks to shareholders.
     .    Inserting all required enclosures.
     .    ACH/Direct Deposit services.
     .    Issuing replacement checks.
     .    Maintaining Postal return items.
     .    Reconciling checks.
     .    Providing check registers to company.

American
Stock Transfer & Trust
         company



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TAX FORMS
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     .    Filing year-end 1099 forms to shareholders.
     .    Furnishing year-end 1099 forms to shareholders.
     .    Replacing lost 1099 forms to shareholders.
     .    Escheatment reports furnished, to various state agencies.

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REMOTE ACCESS
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     This service enables your company to directly access its shareholder, database. The following options are available:

               .    Shareholder addresses, correspondence and maintenance.
               .    Certificate information.
               .    Proxy tabulation.

         All certificate issuances, reports, mailings, labels, transfers and transactions, described above will be provided to your shareholders on an unlimited basis.

         The following services are standard with us. It is indicative of the level of service which your client expect to receive from us.

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          .    INQUIRIES FROM SHAREHOLDERS ARE ANSWERED BY PERSONAL LETTER
               PROMPTLY.
          .    ADDRESS CHANGES ARE PROMPTLY PROCESSED AND ACKNOWLEDGED.
               PREVIOUSLY UNDELIVERABLE CHECKS ARE PROMPTLY SENT TO
               SHAREHOLDERS.
          .    STOCK OPTIONS ARE ISSUED THE SAME DAY THEY ARE RECEIVED.
          .    RULE 144 TRANSFERS ARE PROCESSED THE SAME DAY THEY ARE RECEIVED.
          .    REQUESTS FOR SHAREHOLDER LISTS AND OTHER REPORTS ARE PROMPTLY
               DELIVERED TO THE COMPANY.
          .    LOST CHECKS ARE REPLACED PROMPTLY.

--------------------------------------------------------------------------------

American
Stock Transfer & Trust
         company



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DIVIDEND REINVESTMENT PLAN ADMINISTRATION
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     .    Opening and maintaining participant accounts.
     . Acknowledging and processing reinvestment, direct debit and. optional cash payments.
     .    Mailing quarterly dividend reinvestment statements.
     .    Corresponding with plan participants.
     .    Mailing proceeds to plan participants liquidating or terminating the plan.
     .    Mailing year-end tax information to plan participants and the IRS.
     .    Providing periodic investment reports to the company.

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ANNUAL SHAREHOLDER MEETING
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     .    Soliciting proxy votes for routine meetings.
     .    Imprinting shareholders' name on proxy cards.
     .    Mailing material to shareholders.
     .    Receiving remote electronic transmissions from ADP/IECA.
     . Transmitting daily proxy tabulation reports to the company via facsimile or telephone.
     .    Verifying broker bills.

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PROXY DISTRIBUTION AND TALLYING
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               .    Contacting brokers and nominees for votes before annual
                    meetings.
               .    Tabulating proxies.
               .    Preparing Proxy Tabulation Reports.

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LISTS AND MAILINGS
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     .    Enclosing multiple proxy cards to same household in one envelope.
     . Monitoring and suppressing undeliverable mail until correct address is located.
     .    Furnishing unlimited shareholder lists, in any sequence.
     . Providing geographical detail reports of all stocks issued/surrendered over a specific period.
     .    Providing unlimited sets of mailing labels.